EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statement Nos. 33-46168, 333-10281, 333-10277, 333-110393, 333-146565, 333-147377, and 333-155382 on Form S-8 of our report dated August 28, 2009, relating to the consolidated financial statements and consolidated financial statement schedule of Automatic Data Processing, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting (which expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes--An Interpretation of FASB Statement No. 109,” effective July 1, 2007 and the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans--an amendment of FASB Statement No. 87, 88, 106, and 132(R),” effective June 30, 2007) appearing in this Annual Report on Form 10-K of Automatic Data Processing, Inc. for the year ended June 30, 2009.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
August 28, 2009